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                                                                   April 5, 2004

Platinum Underwriters Holdings, Ltd.
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda


Ladies and Gentlemen:


           We have acted as United States tax counsel to Platinum Underwriters Holdings, Ltd. (the "Company") in connection with the Registration Statement on Form S-3 filed by the Company on the date hereof with the Securities and Exchange Commission (the "Registration Statement"). We are of the opinion that the statements contained in the Registration Statement under the caption "Certain Tax Considerations" that address United States federal income taxation fairly summarize the material United States federal income tax consequences of the matters addressed therein.


           We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the caption "Certain Tax Considerations." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                   Very truly yours,



                                                   DEWEY BALLANTINE LLP